                             ITEM 11 EXECUTIVE COMPENSATION
                                     ITEM 402(a)(3)

                             SUMMARY OF COMPENSATION TABLE

                                  Annual Compensation              Long Term Compensation
Name &                      -------------------------------       ------------------------
Principle                                            Other         Stock         Long Term        All
Position                                             Annual        Options       Incentive       Other
                Year         Salary        Bonus     Comp.        & Awards        Payouts        Comp.
                ----        --------     --------    -----        --------        -------        -----
Edward J.       1995        $240,000     $454,400       --              --             --           --
Hussey          1994         180,000      235,000       --              --             --           --
Chairman        1993         120,000      123,000       --              --             --           --
& President

Edward Jos      1995          83,200      253,192       --              --             --       $9,250
Hussey          1994          72,800      134,398       --              --             --        5,800
VP & Sec        1993          62,400      131,200       --              --             --        2,100

Michael F.      1995          83,200      253,192       --              --             --        9,250
Hussey          1994          72,800      134,398       --              --             --        5,800
VP -            1993          62,400      131,200       --              --             --        2,100
Finance

Bruce A.        1995          62,400       76,144       --              --             --           --
McMillan        1994          61,100       54,800       --              --             --           --
VP -            1993          59,800       55,036       --              --             --           --
Sales

Ralph D.        1995          58,500       74,010       --              --             --           --
Ray             1994          55,900       52,220       --              --             --           --
Treasurer       1993          53,300       51,200       --              --             --           --


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